As filed with the Securities and Exchange Commission on April 26, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 26, 2006

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6523
(Commission File Number)

56-0906609
(IRS Employer Identification No.)

100 North Tryon Street
Charlotte, North Carolina
(Address of principal executive offices)

28255
(Zip Code)

704.386.8486
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 /   /     Written communications pursuant to Rule 425 under the Securities Act.

/   /      Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

/   /      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

/   /      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 8.01.     OTHER EVENTS.

 On April 26, 2006, Bank of America Corporation (the Registrant) announced that its Board of Directors authorized the Registrant to repurchase up to 200 million shares of its common stock at an aggregate purchase price not to exceed $12 billion in open market or private transactions from time to time over the next 18 months.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  In addition to the foregoing, the Registrant may repurchase approximately 47.2 million shares of its common stock pursuant to previous authorizations.

ITEM 9.01.     EXHIBITS.

(d)        Exhibits

            The following exhibit is filed herewith:

Exhibit No.                 Description of Exhibit

99.1                             Press Release dated April 26, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION
By: /s/ TERESA M. BRENNER Teresa M. Brenner Associate General Counsel

April 26, 2006

EXHIBIT INDEX

Exhibit No.                 Description of Exhibit

99.1                             Press Release dated April 26, 2006